FOR RELEASE April 30, 2014

Contact: ICR, Inc.

William Zima

(+86) 10-6583-7511

(646) 328-2510

Chindex International, Inc. to Report
First Quarter 2014 Financial Results

Bethesda, Maryland – April 30, 2014 – Chindex International, Inc. (NASDAQ: CHDX), an American healthcare company providing healthcare services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics, today announced that the Company plans to release financial results for the first quarter of 2014, ended March 31, 2014, on Thursday, May 8, 2014 before the market opens. Management will host a conference call at 9:00 AM ET on the same day to discuss financial results.

To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. The conference ID is 39898301. A live webcast and replay of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.
Chindex is an American healthcare company providing healthcare services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin, and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated healthcare provider in the Greater China region. Further company information may be found at the Company’s website at http://www.chindex.com.